UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2023

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K/A of Scilex Holding Company (the “Company”) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2023 (the “Original Form 8-K”), with respect to the Settlement Agreement, dated September 15, 2023 (the “Settlement Agreement”), among the Company, Cove Lane Onshore Fund, LLC (“Cove Lane”), HBC Investments LLC (“HBC” and together with Cove Lane, the “Investors” and each an “Investor”) and Hudson Bay Capital Management LP (“Hudson Bay” and collectively with the Investors, the “Hudson Bay Parties” and each a “Hudson Bay Party”). The amendment is being filed to include additional disclosure regarding the treatment under the Settlement Agreement of amounts previously paid by the Company to the Investors.

Except as described below, all of the other information in the Original Form 8-K remains unchanged.

Item 1.01. Entry into a Material Definitive Agreement

Pursuant to the terms of the Settlement Agreement, the Company agreed, among other things, that the amounts paid by the Company to the Investors prior to the date thereof, which amounts are comprised of $8.65 million (including $150,000 for legal fees of Hudson Bay), in connection with a proposed transaction with the Hudson Bay Parties, were properly earned by the Investors and were not subject to clawback by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

Date: September 27, 2023

3